January 26, 2024 Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549-7561 Dear Sirs/Madams: We have read Item 4.01 of Capitol Federal Financial, Inc.’s Form 8-K dated January 26, 2024, and have the following comments: 1. We agree with the statements made in paragraphs 2, 3, 4, 5 and 6. 2. We have no basis on which to agree or disagree with the statements made in paragraphs 1 and 7. Yours truly, Deloitte & Touche LLP 1100 Walnut, Suite 3300 Kansas City, MO 64106 USA Tel: +1 (816) 474-6180 www.deloitte.com